UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2009
Flagstar Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan	1-16577	38-3150651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)
(248) 312-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
          On June 30, 2009, Flagstar Bancorp, Inc. (“Flagstar”), and its newly formed trust subsidiary Flagstar Statutory Trust XI, a Delaware statutory trust (the “Trust”), entered into a Capital Securities Purchase Agreement (the “Purchase Agreement”) with MP Thrift Investments L.P. (“MatlinPatterson”), an entity formed by MP (Thrift) Global Partners III LLC, pursuant to which Flagstar raised $50 million through the direct sale to MatlinPatterson of trust preferred securities which are convertible into Flagstar common stock. Flagstar entered into the Purchase Agreement as part of its closing agreement with MatlinPatterson on January 30, 3009, pursuant to which MatlinPatterson agreed to purchase $100 million in equity capital from Flagstar in addition to the $250 million in equity capital purchased by MatlinPatterson on January 30, 2009. With the investment reported herein, the $25 million investment consummated on February 17, 2009 and the $25 million investment consummated on February 27, 2009, MatlinPatterson has now invested the entire $100 million in additional equity capital it had agreed to under the closing agreement. The terms and conditions of the closing agreement are more fully described in Item 1.01 of Flagstar’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 2, 2009 (the “Prior Form 8-K”), which description is incorporated herein by reference.
          Under the terms of the Purchase Agreement, MatlinPatterson purchased 50,000 convertible trust preferred securities at a purchase price and liquidation preference of $1,000 per share (“Capital Securities”). On April 1, 2010, the Capital Securities will be eligible to convert into shares of Flagstar’s common stock at the option of the holder thereof. The number of shares of common stock to be issued in exchange for the converted Capital Securities will be equal to the aggregate face amount of Capital Securities being exchanged divided by the product of 90% and the volume-weighted average Closing Price (as defined in an Indenture dated June 30, 2009 (the “Indenture”) by and between Flagstar and Wilmington Trust Company, a Delaware banking corporation (“Wilmington”), as trustee) of Flagstar’s common stock for the period from February 1, 2009 to April 1, 2010 (the “Stock Price”); provided that the Stock Price per share shall be no less than $0.80 and no greater than $2.00, subject to price adjustments set forth in the Indenture. The conversion rights terminate if they are not exercised on April 1, 2010. Also, pursuant to the Purchase Agreement, Flagstar has agreed, at the option of the holder thereof, to file a registration statement covering the Capital Securities and/or the common stock acquired upon conversion of the Capital Securities. The description of the Purchase Agreement is a summary and does not purport to be a complete description of all of the terms of such agreements, and is qualified in its entirety by reference to the Purchase Agreement attached hereto as Exhibit 10.1. The information in Item 2.03 is hereby incorporated by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          On June 30, 2009, Flagstar, through the Trust, issued and sold $50,000,000 of Capital Securities in the Trust to MatlinPatterson. The Trust used the proceeds generated from the issuance and sale of the Capital Securities to purchase Convertible Junior Subordinated Debt Securities maturing in September 15, 2039 from Flagstar in the aggregate principal amount of $50,000,000 (the “Debentures”) issued pursuant to the terms of the Indenture. A copy of the Indenture is filed as Exhibit 4.1 to this Form 8-K, which is incorporated herein by this reference, and the summary set forth below is qualified in its entirety by reference to the Indenture. Flagstar relied upon an exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), in connection with the offering and sale of the Trust Preferred Securities.
          The terms of the Capital Securities are governed by an Amended and Restated Declaration of Trust, dated June 30, 2009, by and among Flagstar, as sponsor, Wilmington, as Delaware trustee, Wilmington, as institutional trustee, and each of the administrators named therein (the “Amended and Restated Declaration”). Pursuant to the terms of the Amended and Restated Declaration, the Trust is authorized to issue 1,547 common securities one series, to be evidenced by a certificate substantially in the form of Exhibit A-2 to the Amended and Restated Declaration and having such terms as are set forth in Annex I to the Amended and Restated Declaration (the “Common Securities”). The Common Securities will have an aggregate stated liquidation amount of $1,547,000 and a stated liquidation amount of $1,000 per Common Security. A copy of the Amended and Restated Declaration is filed as Exhibit 4.2 to this Form 8-K, which is incorporated herein by this reference, and the summary set forth above is qualified in its entirety by reference to the Amended and Restated Declaration.

          The Debentures are the sole assets of the Trust and are pari passu with Common Securities, except that upon an Event of Default (as defined in the Amended and Restated Declaration), the rights of holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of such Capital Securities. The Capital Securities are subordinate to the prior payment of any other indebtedness of Flagstar that, by its terms, is not similarly subordinated. The Debentures mature on September 15, 2039 (the “Maturity Date”). The Capital Securities have no stated maturity date, but as a practical matter, will receive a final payment of their outstanding liquidation amount plus accrued and unpaid interest, upon payment to the Trust by Flagstar of the Debentures at their maturity.
          The Debentures bear interest at 10.00%, due and are payable in arrears on March 15, June 15, September 15 and December 15 of each year (the “Interest Payment Dates”) beginning September 15, 2009 until the Maturity Date. The Capital Securities carry a cumulative dividend payable on the same payment dates and in the same amount as, and only to the extent that, Flagstar pays interest to the Trust on an equivalent principal amount of the Debentures.
          Subject to certain regulatory approvals and contractual restrictions, the Debentures and the Capital Securities are each callable by Flagstar or the Trust, respectively and as applicable, at their option on January 31, 2011 and any March 15, June 15, September 15 or December 15 on or after January 31, 2011, and sooner upon the occurrence of certain events such as a change in the regulatory capital treatment of the Capital Securities, the Trust being deemed an investment company and/or the occurrence of certain adverse tax events.
          Concurrently with the issuance of the Debentures and the Capital Securities, Flagstar issued a limited, irrevocable guarantee of the obligations of the Trust related to the Capital Securities for the benefit of the holders thereof (the “Guarantee”). Such Guarantee does not apply to payments if the Trust does not have sufficient funds to make distribution payments. A copy of the Guarantee is filed as Exhibit 4.3 to this Form 8-K, which is incorporated herein by this reference.
          Flagstar also intends to use the proceeds of the sale of the Capital Securities for general corporate purposes.
Item 3.02 Unregistered Sales of Equity Securities.
          The information related to the Capital Securities discussed under Item 1.01 and Item 2.03 set forth above is hereby incorporated by reference into this Item 3.02.
          As described in Item 1.01 hereof (which description is incorporated herein by reference), Flagstar sold $50,000,000 of Capital Securities to MatlinPatterson with an aggregate liquidation preference of $50,000,000. This investment is the third and final portion of the $100 million investment by MatlinPatterson previously reported in Item 3.02 of the Prior Form 8-K and in Item 3.02 of Flagstar’s Current Report on Form 8-K filed with the SEC on February 27, 2009. The Capital Securities were offered and sold to MatlinPatterson in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) under Section 4(2) of the Securities Act. As described above in Item 1.01, on April 1, 2010, the Capital Securities will be eligible for conversion into shares of Flagstar’s common stock.
Item 8.01. Other Events.
          On June 30, 2009, Flagstar issued a press release announcing the closing of a previously disclosed transaction (described in Items 1.01, 2.03 and 3.02 above) under the closing agreement entered into by Flagstar with MatlinPatterson on January 30, 2009. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.
Additional Information.
          This Form 8-K contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Flagstar and these statements are subject to risk and uncertainty. Forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, include those using words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,”

“objective,” “continue,” “remain,” “pattern” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause our future results to differ materially from historical performance and these forward-looking statements. Flagstar does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.
Item 9.01 Financial Statements and Exhibits.
          (c) The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of June 30, 2009, by and between Flagstar Bancorp, Inc. and Wilmington Trust Company

4.2	Amended and Restated Declaration of Trust, dated as of June 30, 2009, by and among Flagstar Bancorp, Inc., Wilmington Trust Company and each of the Administrators named therein

4.3	Guarantee Agreement, dated as of June 30, 2009, by and between Flagstar Bancorp, Inc. and Wilmington Trust Company

10.1	Capital Securities Purchase Agreement, dated as of June 30, 2009, by and between Flagstar Bancorp, Inc., Flagstar Statutory Trust XI, a Delaware statutory trust and MP Thrift Investments L.P.

99.1	Press Release dated June 30, 2009

SIGNATURE
        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Dated: July 1, 2009	By:	/s/ Paul D. Borja Paul D. Borja
Executive Vice-President and Chief Financial Officer